UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 203
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 17, 2010 Entest Biomedical, Inc. (“Entest CA”), a California corporation and a wholly owned subsidiary of  Entest Biomedical, Inc., a Nevada corporation (the “Company”) entered into :

(a)
an agreement (“Asset Purchase Agreement”) to purchase from Pet Pointers, Inc., a California corporation doing business as McDonald Animal Hospital (“Seller”), and Dr. Gregory McDonald DVM (“McDonald”) all the goodwill from McDonald and assets of Seller except cash and accounts receivables used in connection with the operation of a veterinary medical clinic located at 225 S. Milpas Street, Santa Barbara, CA 93103 (the "Business").

(b)	an employment agreement (“Employment Agreement”) between Entest CA and McDonald.
(c)	An amendment to that Escrow Agreement (“Escrow Agreement”) entered into as of October 26, 2010, by and between Herman H. Pettegrove (the "Escrow Agent"), the Company and McDonald.

Pursuant to the Asset Purchase Agreement, Entest CA shall acquire the goodwill from McDonald and assets of Seller for consideration consisting of:

I.	$70,000 in cash
II.	$210,000 of the common shares of the Company valued at the closing price per share as of January 2, 2011
III.	Payment of no more than $78,000 to a creditor of the Seller to be paid in monthly installments of $1,500 per month
IV.	Payment of no more than $25,000 to additional creditors of the Seller to be paid in monthly installments of $825 per month
V.	Payment of $50,000 to McDonald on the first business day of the fourth month following the closing of the acquisition (“Closing”) and
VI.
Payment to McDonald of that number of shares of common stock of the Company’s common stock valued at the closing bid price of the trading day immediately prior to issuance which shall equal $70,000 upon completion of the first calendar year during the Employment Period (as such period is defined in the “Employment Agreement’) in which the Business generates gross sales in excess of $700,000

The Closing shall take place on or before December 31, 2010 or at any other time mutually agreed to by
Entest CA and Seller and shall be effective at that time. McDonald currently serves as a member of the Company’s Scientific Advisory Board.

Pursuant to the Employment Agreement, Entest CA shall employ McDonald to:

I.	be the Managing Licensee and Supervising Veterinarian of the Business and manage the Business
II.	assist Entest CA in identifying and employing one or more additional veterinarians
III.	assist Entest CA in the identification and acquisition of additional veterinary clinics and
IV.	assist the Company in development of the Company’s immuno-therapeutic cancer vaccine for canines

The Term of the Employment Agreement shall commence upon the Closing of the Asset Purchase Agreement, shall expire three years from that date, and may be extended by mutual agreement (“Employment Period”). Pursuant to the Employment Agreement McDonald is to receive $4,167 dollars per month in salary. Upon completion of any fiscal year during the Employment Period in which the Business generates net sales (gross sales less any returns and / or charge backs) in excess of $700,000, McDonald shall be entitled to receive a bonus of:

(i) 7.14% of the annual gross collections in excess of $700,000 achieved by the Business during that period in the form of a cash payment.
(ii) 5% of the annual gross collections in excess of $700,000 achieved by the Business  during that period in the form of shares of common stock of the Company valued at the closing bid price of the trading day immediately prior to issuance.

The Escrow Agreement was amended, with the consent of the Company, to

(a)	add Entest CA as a party to the Escrow Agreement
(b)	add the Seller as a Party to the Escrow Agreement
(c)
amend the terms and conditions for deposit and release of any assets deposited with the Escrow Agent in order that those terms and conditions may be dictated by the terms and conditions of the Asset Purchase Agreement

Item 9.01  Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
Ex.10.1	Asset Purchase Agreement
Ex.10.2	Exhibit A to Asset Purchase Agreement
Ex.10.3	Exhibit B to Asset Purchase Agreement
Ex.10.4	Employment Agreement
Ex.10.5*	Escrow Agreement by and between Entest BioMedical Inc., Herman H. Pettegrove, Esq. and Dr. Gregory McDonald, DVM.
Ex.10.6	Amendment to Escrow Agreement

* Filed as Exhibit 10.1 to that Form 8-K filed by the Company dated October 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer
Dated: December 22, 2010